Exhibit 10.28

AMENDEMENT TO SALARY CONTINUATION AGREEMENT

This Amendment to the Salary Continuation Agreement dated March 21, 2008, is made as of January 27, 2012 between Anna Marie Quinn, beneficiary of the Salary Continuation Agreement, a resident of Hamilton County, Tennessee, herein referred to as the “Beneficiary”, and U.S. Xpress Enterprises, Inc., a Nevada Corporation, herein called the “Company.”

I.                                        BACKGROUND FACTS

A.            Beneficiary was married to Patrick E. Quinn, a founder and employee of the Company, until the time of his death.

B.            The parties wish to amend the 2008 Salary Continuation Agreement and reduce the new terms to writing.

In consideration of the Background Facts and mutual covenants in this Agreement, the parties agree to amend the Salary Continuation Agreement as follows:

II.                                   SALARY CONTINUATION

A.            On Death.      The Company shall pay the Beneficiary One Hundred Percent (100%) of Employee’s base salary at the time of his death until the fourth anniversary of his death.

IN WITNESS WHEREOF, THE Parties have executed this Amendment on the day, month and year first written above.

U.S. Xpress Enterprises, Inc.

By:	/s/ Ray M. Harlin

Beneficiary

By:	/s/ Anna Marie Quinn